Sabre reports second quarter 2017 results

•	Second quarter revenue increased 6.6%

•	Airline and Hospitality Solutions revenue grew 7.8%

•	Travel Network revenue rose 6.3%, with bookings growth of 2.4%

•
Net loss attributable to common stockholders declined 109.0% to $6.5 million and diluted net loss attributable to common stockholders per share (EPS) declined 108.0% to $0.02 primarily due to a non-cash impairment

•	Adjusted EBITDA decreased 3.7% to $261.4 million and Adjusted EPS declined 5.4% to $0.35

•	Company announced cost reduction and business alignment program expected to result in $110 million of per annum run-rate savings

SOUTHLAKE, Texas – August 1, 2017 – Sabre Corporation ("Sabre" or the "Company") (NASDAQ: SABR) today announced financial results for the quarter ended June 30, 2017.

"Second quarter revenue growth was strong at 7%,” said Sean Menke, Sabre president and CEO. “We continued to make good progress across a number of key initiatives, including strengthening the senior leadership team, insourcing our shopping complex and Global Network Operations Center, accelerating the development of our next-generation hospitality property management system and undertaking a thorough review of our Airline Solutions portfolio. Today we announced a program to reduce costs and drive greater alignment across the organization."

Q2 2017 Financial Summary

Sabre consolidated second quarter revenue increased 6.6% to $900.7 million, compared to $845.2 million in the year ago period.

Net loss attributable to common stockholders totaled $6.5 million, compared to net income of $72.0 million in the second quarter of 2016. The decrease in net income attributable to common stockholders is primarily the result of a $92.0 million impairment and related charges associated with the Airline Solutions Air Berlin contract and a $25.5 million charge related to the cost reduction and business alignment program.

Second quarter consolidated Adjusted EBITDA was $261.4 million, a 3.7% decrease from $271.5 million in the second quarter of 2016. The decrease in consolidated Adjusted EBITDA is the result of an Adjusted EBITDA increase at Airline and Hospitality Solutions, a decrease at Travel Network and higher corporate product and technology costs.

For the quarter, Sabre reported diluted net loss attributable to common stockholders per share of $0.02 compared to $0.25 net income attributable to common shareholders per share in the second quarter of 2016. Adjusted net income from continuing operations per share (Adjusted EPS) decreased 5.4% to $0.35 from $0.37 per share in the second quarter of 2016.

Cash provided by operating activities totaled $154.8 million, compared to $123.6 million in the second quarter of 2016. Cash used in investing activities totaled $79.1 million, compared to $95.4 million in the second quarter of 2016. Cash used in financing activities totaled $54.5 million, compared to $63.4 million in the second quarter of 2016. Second quarter Free Cash Flow was $75.7 million, compared to $34.5 million in the year-ago period. Capital expenditures totaled $79.1 million, compared to $89.1 million in the year-ago period. Adjusted Capital Expenditures, which include capitalized implementation costs, totaled $93.4 million, compared to $112.4 million in the second quarter of 2016.

During the second quarter of 2017, Sabre returned $49.7 million to shareholders including $39.0 million through its regular quarterly dividend and the repurchase of 483,058 shares under its share repurchase authorization for approximately $10.7 million in aggregate.

Financial Highlights (in thousands, except for EPS; unaudited):	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% Change	2017	2016	% Change
Total Company:

Revenue	$900,663	$845,242	6.6	$1,816,016	$1,704,785	6.5
Operating Income	$18,718	$142,039	(86.8)	$182,044	$313,461	(41.9)
Net income attributable to common stockholders	$(6,487)	$72,019	(109.0)	$69,452	$177,186	(60.8)
Diluted net income attributable to common stockholders per share (EPS)	$(0.02)	$0.25	(108.0)	$0.25	$0.63	(60.3)

Adjusted Gross Profit*	$368,578	$373,265	(1.3)	$769,355	$761,461	1.0
Adjusted EBITDA*	$261,417	$271,484	(3.7)	$558,978	$558,964	—
Adjusted Operating Income*	$172,498	$193,163	(10.7)	$383,438	$406,153	(5.6)
Adjusted Net Income*	$97,132	$104,047	(6.6)	$215,236	$218,695	(1.6)
Adjusted EPS*	$0.35	$0.37	(5.4)	$0.77	$0.77	—

Cash provided by operating activities	$154,841	$123,619	25.3	$277,876	$263,784	5.3
Cash used in investing activities	$(79,092)	$(95,430)	(17.1)	$(167,410)	$(329,570)	(49.2)
Cash used in financing activities	$(54,524)	$(63,432)	(14.0)	$(162,312)	$(174,334)	(6.9)
Capital Expenditures	$79,092	$89,121	(11.3)	$167,410	$164,593	1.7
Adjusted Capital Expenditures*	$93,440	$112,432	(16.9)	$198,854	$207,861	(4.3)

Free Cash Flow*	$75,749	$34,498	119.6	$110,466	$99,191	11.4

Net Debt (total debt, less cash)	$3,211,648	$3,219,566
Net Debt / LTM Adjusted EBITDA*	3.1x	3.1x

Airline and Hospitality Solutions:

Revenue	$271,780	$252,169	7.8	$529,756	$490,549	8.0
Operating Income	$61,868	$55,390	11.7	$108,608	$102,535	5.9

Adjusted EBITDA*	$101,725	$91,945	10.6	$187,242	$174,883	7.1

Passengers Boarded	215,867	199,788	8.0	412,210	383,180	7.6

Travel Network:

Revenue	$635,615	$597,910	6.3	$1,299,092	$1,223,386	6.2
Transaction Revenue	$591,211	$552,101	7.1	$1,210,794	$1,133,783	6.8
Subscriber / Other Revenue	$44,404	$45,809	(3.1)	$88,298	$89,603	(1.5)
Operating Income	$208,576	$217,252	(4.0)	$461,300	$458,796	0.5

Adjusted EBITDA*	$245,891	$251,587	(2.3)	$536,113	$524,761	2.2

Total Bookings	130,911	127,794	2.4	273,613	262,681	4.2
Air Bookings	114,855	111,902	2.6	242,219	231,768	4.5
Non-air Bookings	16,056	15,892	1.0	31,394	30,913	1.6

Air Bookings Share	36.0%	36.7%		36.3%	37.1%
*Indicates non-GAAP financial measure; see descriptions and reconciliations below

Sabre Airline and Hospitality Solutions

Second quarter Airline and Hospitality Solutions revenue increased 7.8% to $271.8 million compared to $252.2 million for the same period in 2016. Contributing to the rise in revenue was an 8.0% increase in airline passengers boarded through the SabreSonic reservation solution, high-single digit revenue growth in AirVision and AirCentre solutions and revenue growth of approximately 10% in Hospitality Solutions, offset by a decline in consulting revenue in the quarter.

Second quarter Airline and Hospitality Solutions operating income increased 11.7% to $61.9 million from $55.4 million in the prior-year period. Operating income margin was 22.8%, compared to 22.0% for the prior-year quarter. Second quarter Airline and Hospitality Solutions Adjusted EBITDA increased 10.6% to $101.7 million from $91.9 million in the prior-year period. Adjusted EBITDA margin was 37.4%, compared to 36.5% in the prior-year quarter.

Sabre Travel Network

Second quarter Travel Network revenue increased 6.3% to $635.6 million, compared to $597.9 million for the same period in 2016. Travel Network global bookings increased 2.4% in the quarter, driven by 11.1% growth in EMEA and 2.2% growth in North America, while bookings declined 1.1% in Asia-Pacific and 3.9% in Latin America.

Second quarter Travel Network operating income decreased 4.0% to $208.6 million from $217.3 million in the prior-year period. Operating income margin was 32.8%, compared to 36.3% for the prior-year quarter. Second quarter Travel Network Adjusted EBITDA decreased 2.3% to $245.9 million from $251.6 million in the prior-year period. Adjusted EBITDA margin was 38.7%, compared to 42.1% in the prior-year quarter.

Cost Reduction and Business Alignment Program

Today, Sabre announced an initiative to streamline and focus the business through reorganizing certain functions, reducing layers of management, and lowering costs to enable a more nimble, faster moving and focused organization. The initiative is expected to reduce global headcount by approximately 9%. At full run-rate, the program is anticipated to result in approximately $110 million of annual savings. Sabre expects the program to be neutral to 2017 Free Cash Flow. The Company recognized a $25 million charge in the second quarter of 2017 related to the program and expects to realize approximately $25 million of cost savings in 2017. Cost savings under the initiative are expected to achieve full run-rate in 2018.

Business Outlook and Financial Guidance

With respect to the guidance below, full-year Adjusted Net Income guidance consists of full-year expected net income attributable to common stockholders less the estimated impact of loss from discontinued operations, net of tax, of approximately $5 million; net income attributable to non-controlling interests of approximately $5 million; acquisition-related amortization of approximately $100 million; impairment and related charges of $92 million; stock-based compensation expense of approximately $50 million; restructuring and other costs of $25 million; other items (primarily consisting of litigation and other costs) of approximately $40 million; and the tax benefit of these adjustments of approximately $105 million. Full-year Adjusted EPS guidance consists of Adjusted Net Income divided by the projected weighted-average diluted common share count for the full year of approximately 281.5 million.

Full-year Adjusted EBITDA guidance consists of expected Adjusted Net Income guidance less the impact of depreciation and amortization of property and equipment, amortization of capitalized implementation costs and amortization of upfront incentive consideration of approximately $365 million; interest expense, net of approximately $155 million; and provision for income taxes less tax impact of net income adjustments of approximately $170 million.

Full-year Free Cash Flow guidance consists of expected full-year cash provided by operating activities of $685 million to $705 million less additions to property and equipment of $335 million to $355 million.

Full-Year 2017 Guidance

Sabre reiterated full-year 2017 guidance ranges for all income statement metrics, with the exception of Adjusted EBITDA, which was lowered by $25 million at the top and bottom end of the range. While maintaining its full-year Adjusted Net Income and EPS guidance, Sabre expects that results will likely be in the lower half of their respective ranges. Strategic prioritization has led Sabre to reduce its expectations for 2017 capital expenditures and capitalized implementation costs by $50 million in aggregate. The Company continues to expect full-year Free Cash Flow to total approximately $350 million, which reflects the revised guidance for Adjusted EBITDA, the decrease in expected Adjusted Capital Expenditures and the cash impact of the charge taken in the second quarter of 2017 related to the cost reduction and business alignment program.

In summary, Sabre's full-year 2017 guidance is as follows:

	Range	Growth Rate
($ millions, except for EPS)
Revenue	$3,540 - $3,620	5% - 7%

Adjusted EBITDA	$1,055 - $1,095	1% - 5%

Adjusted Net Income	$370 - $410	0% - 11%

Adjusted EPS	$1.31 - $1.45	0% - 11%

Capitalized Expenditures	$335 - $355

Capitalized Implementation Costs	$60 - $70

Free Cash Flow	Approximately $350M

Conference Call

Sabre will conduct its second quarter 2017 investor conference call today at 9:00 a.m. ET. The live webcast and accompanying slide presentation can be accessed via the Investor Relations section of our website, investors.sabre.com. A replay of the event will be available on the website for at least 90 days following the event.

About Sabre

Sabre Corporation is the leading technology provider to the global travel industry. Sabre’s software, data, mobile and distribution solutions are used by hundreds of airlines and thousands of hotel properties to manage critical operations, including passenger and guest reservations, revenue management, flight, network and crew management. Sabre also operates a leading global travel marketplace, which processes more than US$120 billion of global travel spend annually by connecting travel buyers and suppliers. Headquartered in Southlake, Texas, USA, Sabre serves customers in more than 160 countries around the world.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, investors.sabre.com. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Supplemental Financial Information

In conjunction with today’s earnings report, a file of supplemental financial information will be available on the Investor Relations section of our website, investors.sabre.com.

Industry Data

This release contains industry data, forecasts and other information that we obtained from industry publications and surveys, public filings and internal company sources, and there can be no assurance as to the accuracy or completeness of the included information. Statements as to our ranking, market position, bookings share and market estimates are based on independent industry publications, government publications, third-party forecasts and management’s estimates and assumptions about our markets and our internal research. We have not independently verified this third-party information nor have we ascertained the underlying economic assumptions relied upon in those sources, and we cannot assure you of the accuracy or completeness of this information.

Note on Non-GAAP Financial Measures

This press release includes unaudited non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted EPS, Adjusted Capital Expenditures, Free Cash Flow, and the ratios based on these financial measures. In addition, we provide certain forward guidance with respect to Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow. We are unable to provide this forward guidance on a GAAP basis without unreasonable effort; however, see "Business Outlook and Financial Guidance" for additional information including estimates of certain components of the non-GAAP adjustments contained in the guidance.

We present non-GAAP measures when our management believes that the additional information provides useful information about our operating performance. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See “Non-GAAP Financial Measures” below for an explanation of the non-GAAP measures and “Tabular Reconciliations for Non-GAAP Measures” below for a reconciliation of the non-GAAP financial measures to the comparable GAAP measures.

Forward-looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as "guidance," “expect,” "will," "anticipate," "outlook," "estimate," "project," "believe," “may,” “should,” “would,” “intend," “potential” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, exposure to pricing pressure in the Travel Network business, the implementation and effects of new or renewed agreements, the implementation and results of cost reduction and business alignment program, travel suppliers' usage of alternative distribution models, maintenance of the integrity of our systems and infrastructure and the effect of any security breaches, competition in the travel distribution market and solutions markets, failure to adapt to technological developments, dependence on establishing, maintaining and renewing contracts with customers and other counterparties and collecting amounts due to us under these agreements changes affecting travel supplier customers, use of third-party distributor partners, dependence on relationships with travel buyers, adverse global and regional economic and political conditions, including, but not limited to, economic conditions in countries or regions with traditionally high levels of exports to China or that have commodities-based economies and the effect of "Brexit" and uncertainty due to related negotiations, risks arising from global operations, reliance on third parties to provide information technology services, the financial and business effects of acquisitions, including integration of these acquisitions, our ability to recruit, train and retain employees, including our key executive officers and technical employees and the effects of litigation. More information about potential risks and uncertainties that could affect our business and results of operations is included in the "Risk Factors" and “Forward-Looking Statements” sections in our Quarterly Report on Form 10-Q filed with the SEC on May 2, 2017 and our Annual Report on Form 10-K filed with the SEC on February 17, 2017 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

Contacts:

Media	Investors
Tim Enstice	Barry Sievert
+1-682-605-6162	sabre.investorrelations@sabre.com
tim.enstice@sabre.com

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue	$900,663	$845,242	$1,816,016	$1,704,785
Cost of revenue	643,067	556,317	1,250,653	1,110,582
Selling, general and administrative	146,856	146,886	291,297	280,742
Impairment and related charges	92,022	—	92,022	—
Operating income	18,718	142,039	182,044	313,461
Other income (expense):
Interest expense, net	(38,097)	(37,210)	(77,658)	(78,412)
Joint venture equity income	513	763	1,411	1,526
Other, net	(752)	876	(15,986)	4,236
Total other expense, net	(38,336)	(35,571)	(92,233)	(72,650)
(Loss) income from continuing operations before income taxes	(19,618)	106,468	89,811	240,811
(Benefit) Provision for income taxes	(15,466)	31,273	16,241	72,697
(Loss) income from continuing operations	(4,152)	75,195	73,570	168,114
(Loss) income from discontinued operations, net of tax	(1,222)	(2,098)	(1,699)	11,252
Net (loss) income	(5,374)	73,097	71,871	179,366
Net income attributable to noncontrolling interests	1,113	1,078	2,419	2,180
Net (loss) income attributable to common stockholders	$(6,487)	$72,019	$69,452	$177,186

Basic net (loss) income per share attributable to common stockholders:
(Loss) income from continuing operations	$(0.02)	$0.27	$0.26	$0.60
(Loss) income from discontinued operations	—	(0.01)	(0.01)	0.04
Net (loss) income per common share	$(0.02)	$0.26	$0.25	$0.64
Diluted net (loss) income per share attributable to common stockholders:
(Loss) income from continuing operations	$(0.02)	$0.26	$0.25	$0.59
(Loss) income from discontinued operations	—	(0.01)	(0.01)	0.04
Net (loss) income per common share	$(0.02)	$0.25	$0.25	$0.63
Weighted-average common shares outstanding:
Basic	278,441	277,392	277,900	276,480
Diluted	278,441	283,001	279,919	282,648

Dividends per common share	$0.14	$0.13	$0.28	$0.26

SABRE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	June 30, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$306,696	$364,114
Accounts receivable, net	512,167	400,667
Prepaid expenses and other current assets	108,215	88,600
Total current assets	927,078	853,381
Property and equipment, net of accumulated depreciation of $1,109,669 and $986,890	791,735	753,279
Investments in joint ventures	26,146	25,582
Goodwill	2,551,448	2,548,447
Acquired customer relationships, net of accumulated amortization of $674,440 and $646,850	362,152	387,632
Other intangible assets, net of accumulated amortization of $566,263 and $538,380	359,922	387,805
Deferred income taxes	111,902	95,285
Other assets, net	559,495	673,159
Total assets	$5,689,878	$5,724,570

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$152,485	$168,576
Accrued compensation and related benefits	109,420	102,037
Accrued subscriber incentives	266,438	216,011
Deferred revenues	176,335	187,108
Other accrued liabilities	237,583	222,879
Current portion of debt	60,050	169,246
Tax Receivable Agreement	74,977	100,501
Total current liabilities	1,077,288	1,166,358
Deferred income taxes	96,842	88,957
Other noncurrent liabilities	439,966	567,359
Long-term debt	3,425,949	3,276,281

Stockholders’ equity
Common Stock: $0.01 par value; 450,000,000 authorized shares; 288,618,730 and 285,461,125 shares issued, 278,628,948 and 276,949,802 shares outstanding at June 30, 2017 and December 31, 2016, respectively	2,886	2,854
Additional paid-in capital	2,148,148	2,105,843
Treasury Stock, at cost, 9,989,782 and 8,511,323 shares at June 30, 2017 and December 31, 2016, respectively	(254,156)	(221,746)
Retained deficit	(1,149,598)	(1,141,116)
Accumulated other comprehensive loss	(102,465)	(122,799)
Noncontrolling interest	5,018	2,579
Total stockholders’ equity	649,833	625,615
Total liabilities and stockholders’ equity	$5,689,878	$5,724,570

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2017	2016
Operating Activities
Net income	$71,871	$179,366
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	198,687	194,726
Amortization of upfront incentive consideration	32,293	26,233
Litigation-related credits	—	(25,527)
Stock-based compensation expense	22,758	23,099
Allowance for doubtful accounts	5,356	6,131
Impairment and related charges	92,022	—
Deferred income taxes	(16,121)	59,315
Joint venture equity income	(1,411)	(1,526)
Dividends received from joint venture investments	896	—
Amortization of debt issuance costs	3,640	3,892
Loss on modification of debt	11,730	—
Other	7,135	3,030
Loss (income) from discontinued operations	1,699	(11,252)
Changes in operating assets and liabilities:
Accounts and other receivables	(125,913)	(83,551)
Prepaid expenses and other current assets	(1,434)	(15,354)
Capitalized implementation costs	(31,444)	(43,268)
Upfront incentive consideration	(37,260)	(47,228)
Other assets	(31,207)	(13,639)
Accrued compensation and related benefits	7,170	(25,663)
Accounts payable and other accrued liabilities	41,702	12,963
Deferred revenue including upfront solution fees	25,707	22,037
Cash provided by operating activities	277,876	263,784
Investing Activities
Additions to property and equipment	(167,410)	(164,593)
Acquisition, net of cash acquired	—	(164,977)
Cash used in investing activities	(167,410)	(329,570)
Financing Activities
Proceeds of borrowings from lenders	1,897,625	378,000
Payments on borrowings from lenders	(1,856,803)	(485,796)
Payments on Tax Receivable Agreement	(99,241)	—
Debt issuance and modification costs	(12,380)	—
Net proceeds on the settlement of equity-based awards	9,383	4,808
Cash dividends paid to common stockholders	(77,934)	(72,060)
Repurchase of common stock	(22,213)	—
Other financing activities	(749)	714
Cash used in financing activities	(162,312)	(174,334)
Cash Flows from Discontinued Operations
Cash used in operating activities	(2,780)	(12,407)
Cash provided by investing activities	—	—
Cash used in discontinued operations	(2,780)	(12,407)
Effect of exchange rate changes on cash and cash equivalents	(2,792)	(293)
Decrease in cash and cash equivalents	(57,418)	(252,820)
Cash and cash equivalents at beginning of period	364,114	321,132
Cash and cash equivalents at end of period	$306,696	$68,312

Tabular Reconciliations for Non-GAAP Measures
(In thousands, except per share amounts; unaudited)

Reconciliation of Net income to Adjusted Net Income from continuing operations and Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net (loss) income attributable to common stockholders	$(6,487)	$72,019	$69,452	$177,186
Loss (income) from discontinued operations, net of tax	1,222	2,098	1,699	(11,252)
Net income attributable to noncontrolling interests(1)	1,113	1,078	2,419	2,180
(Loss) Income from continuing operations	(4,152)	75,195	73,570	168,114
Adjustments:
Acquisition-related amortization(2a)	20,259	34,018	55,440	68,148
Impairment and related charges(8)	92,022	—	92,022	—
Other, net (4)	752	(876)	15,986	(4,236)
Restructuring and other costs (5)	25,304	1,116	25,304	1,240
Acquisition-related costs(6)	—	516	—	624
Litigation costs (reimbursements), net(7)	958	1,901	4,459	(1,945)
Stock-based compensation	14,724	12,810	22,758	23,099
Tax impact of net income adjustments	(52,735)	(20,633)	(74,303)	(36,349)
Adjusted Net Income from continuing operations	$97,132	$104,047	$215,236	$218,695
Adjusted Net Income from continuing operations per share	$0.35	$0.37	$0.77	$0.77
Diluted weighted-average common shares outstanding(9)	279,833	283,001	279,919	282,648

Adjusted Net Income from continuing operations	$97,132	$104,047	$215,236	$218,695
Adjustments:
Depreciation and amortization of property and equipment(2b)	63,810	56,214	125,110	109,879
Amortization of capitalized implementation costs(2c)	8,948	8,211	18,137	16,699
Amortization of upfront incentive consideration(3)	16,161	13,896	32,293	26,233
Interest expense, net	38,097	37,210	77,658	78,412
Remaining provision for income taxes	37,269	51,906	90,544	109,046
Adjusted EBITDA	$261,417	$271,484	$558,978	$558,964

Reconciliation of Operating Income to Adjusted Operating Income:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Operating income	$18,718	$142,039	$182,044	$313,461
Adjustments:
Impairment and related charges (8)	92,022	—	92,022	—
Joint venture equity income	513	763	1,411	1,526
Acquisition-related amortization(2a)	20,259	34,018	55,440	68,148
Restructuring and other costs (5)	25,304	1,116	25,304	1,240
Acquisition-related costs(6)	—	516	—	624
Litigation costs (reimbursements), net(7)	958	1,901	4,459	(1,945)
Stock-based compensation	14,724	12,810	22,758	23,099
Adjusted Operating Income	$172,498	$193,163	$383,438	$406,153

Reconciliation of Adjusted Capital Expenditures:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Additions to property and equipment	$79,092	$89,121	$167,410	$164,593
Capitalized implementation costs	14,348	23,311	31,444	43,268
Adjusted Capital Expenditures	$93,440	$112,432	$198,854	$207,861

Reconciliation of Free Cash Flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Cash provided by operating activities	$154,841	$123,619	$277,876	$263,784
Cash used in investing activities	(79,092)	(95,430)	(167,410)	(329,570)
Cash used in financing activities	(54,524)	(63,432)	(162,312)	(174,334)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Cash provided by operating activities	$154,841	$123,619	$277,876	$263,784
Additions to property and equipment	(79,092)	(89,121)	(167,410)	(164,593)
Free Cash Flow	$75,749	$34,498	110,466	99,191

Reconciliation of Net Income to LTM Adjusted EBITDA (for Net Debt Ratio):

	Three Months Ended
	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	LTM
Net (loss) income attributable to common stockholders	$40,815	$24,561	$75,939	$(6,487)	$134,828
(Income) loss from discontinued operations, net of tax	394	5,309	477	1,222	7,402
Net income attributable to noncontrolling interests(1)	1,047	1,150	1,306	1,113	4,616
(Loss) Income from continuing operations	42,256	31,020	77,722	(4,152)	146,846
Adjustments:
Acquisition-related amortization(2a)	39,430	35,847	35,181	20,259	130,717
Impairment and related charges(8)	—	—	—	92,022	92,022
Loss on extinguishment of debt	3,683	—	—	—	3,683
Other, net (4)	(281)	(23,100)	15,234	752	(7,395)
Restructuring and other costs (5)	583	16,463	—	25,304	42,350
Acquisition-related costs(6)	90	65	—	—	155
Litigation costs (reimbursements), net(7)	7,034	41,906	3,501	958	53,399
Stock-based compensation	12,913	12,512	8,034	14,724	48,183
Depreciation and amortization of property and equipment(2b)	58,271	65,153	61,300	63,810	248,534
Amortization of capitalized implementation costs(2c)	11,529	9,030	9,189	8,948	38,696
Amortization of upfront incentive consideration(3)	17,139	12,352	16,132	16,161	61,784
Interest expense, net	38,002	41,837	39,561	38,097	157,497
Provision for income taxes	7,208	6,740	31,707	(15,466)	30,189
Adjusted EBITDA	$237,857	$249,825	$297,561	$261,417	$1,046,660

Net Debt (total debt, less cash)					$3,211,648
Net Debt / LTM Adjusted EBITDA					3.1x

	Three Months Ended
	Sept. 30, 2015	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	LTM
Net income attributable to common stockholders	$176,340	$129,441	$105,167	$72,019	$482,967
(Income) loss from discontinued operations, net of tax	(53,892)	(100,909)	(13,350)	2,098	(166,053)
Net income attributable to noncontrolling interests(1)	676	980	1,102	1,078	3,836
Income from continuing operations	123,124	29,512	92,919	75,195	320,750
Adjustments:
Acquisition-related amortization (2a)	31,384	31,851	34,130	34,018	131,383
Loss on extinguishment of debt	—	5,548	—	—	5,548
Other, net (4)	(92,568)	(3,057)	(3,360)	(876)	(99,861)
Restructuring and other costs (5)	8,888	368	124	1,116	10,496
Acquisition-related costs (6)	9,350	1,223	108	516	11,197
Litigation costs, net (7)	9,318	1,912	(3,846)	1,901	9,285
Stock-based compensation	7,204	6,643	10,289	12,810	36,946
Depreciation and amortization of property and equipment (2b)	49,247	56,366	53,665	56,214	215,492
Amortization of capitalized implementation costs (2c)	7,606	8,409	8,488	8,211	32,714
Amortization of upfront incentive consideration (3)	9,525	11,946	12,337	13,896	47,704
Interest expense, net	40,581	43,655	41,202	37,210	162,648
Provision for income taxes	38,007	34,386	41,424	31,273	145,090
Adjusted EBITDA	$241,666	$228,762	$287,480	$271,484	$1,029,392

Net Debt (total debt, less cash)					$3,219,566
Net Debt / LTM Adjusted EBITDA					3.1x

Reconciliation of Operating Income (loss) to Adjusted Gross Profit and Adjusted EBITDA by segment:

	Three Months Ended June 30, 2017
	Travel Network	Airline and Hospitality Solutions	Corporate	Total
Operating income (loss)	$208,576	$61,868	$(251,726)	$18,718
Add back:
Selling, general and administrative	30,099	21,995	94,762	146,856
Impairment and related charges(8)	—	—	92,022	92,022
Cost of revenue adjustments:
Depreciation and amortization(2)	19,313	38,979	17,723	76,015
Restructuring and other costs (5)	—	—	12,976	12,976
Amortization of upfront incentive consideration(3)	16,161	—	—	16,161
Stock-based compensation	—	—	5,830	5,830
Adjusted Gross Profit	274,149	122,842	(28,413)	368,578
Selling, general and administrative	(30,099)	(21,995)	(94,762)	(146,856)
Joint venture equity income	513	—	—	513
Selling, general and administrative adjustments:
Depreciation and amortization(2)	1,328	878	14,796	17,002
Restructuring and other costs (5)	—	—	12,328	12,328
Acquisition-related costs(6)	—	—	—	—
Litigation costs, net(7)	—	—	958	958
Stock-based compensation	—	—	8,894	8,894
Adjusted EBITDA	$245,891	$101,725	$(86,199)	$261,417

Operating income margin	32.8%	22.8%	NM	2.1%
Adjusted EBITDA margin	38.7%	37.4%	NM	29.0%

	Three Months Ended June 30, 2016
	Travel Network	Airline and Hospitality Solutions	Corporate	Total
Operating income (loss)	$217,252	$55,390	$(130,603)	$142,039
Add back:
Selling, general and administrative	32,745	16,762	97,379	146,886
Cost of revenue adjustments:
Depreciation and amortization(2)	18,093	36,317	10,962	65,372
Amortization of upfront incentive consideration(3)	13,896	—	—	13,896
Stock-based compensation	—	—	5,072	5,072
Adjusted Gross Profit	281,986	108,469	(17,190)	373,265
Selling, general and administrative	(32,745)	(16,762)	(97,379)	(146,886)
Joint venture equity income	763	—	—	763
Selling, general and administrative adjustments:
Depreciation and amortization(2)	1,583	238	31,250	33,071
Restructuring and other costs (5)	—	—	1,116	1,116
Acquisition-related costs(6)	—	—	516	516
Litigation costs, net(7)	—	—	1,901	1,901
Stock-based compensation	—	—	7,738	7,738
Adjusted EBITDA	$251,587	$91,945	$(72,048)	$271,484

Operating income margin	36.3%	22.0%	NM	16.8%
Adjusted EBITDA margin	42.1%	36.5%	NM	32.1%

	Six Months Ended June 30, 2017
	Travel Network	Airline and Hospitality Solutions	Corporate	Total
Operating income (loss)	$461,300	$108,608	$(387,864)	$182,044
Add back:
Selling, general and administrative	61,182	42,579	187,536	291,297
Impairment and related charges(8)	—	—	92,022	92,022
Cost of revenue adjustments:
Depreciation and amortization(2)	38,392	77,003	34,317	149,712
Restructuring and other costs(5)	—	—	12,976	12,976
Amortization of upfront incentive consideration(3)	32,293	—	—	32,293
Stock-based compensation	—	—	9,011	9,011
Adjusted Gross Profit	593,167	228,190	(52,002)	769,355
Selling, general and administrative	(61,182)	(42,579)	(187,536)	(291,297)
Joint venture intangible amortization(2a)	1,411	—	—	1,411
Selling, general and administrative adjustments:	—	—	—	—
Depreciation and amortization(2)	2,717	1,631	44,627	48,975
Restructuring and other costs(5)	—	—	12,328	12,328
Litigation costs, net(7)	—	—	4,459	4,459
Stock-based compensation	—	—	13,747	13,747
Adjusted EBITDA	$536,113	$187,242	$(164,377)	$558,978

Operating income margin	35.5%	20.5%	NM	10.0%
Adjusted EBITDA margin	41.3%	35.3%	NM	30.8%

	Six Months Ended June 30, 2016
	Travel Network	Airline and Hospitality Solutions	Corporate	Total

Operating income (loss)	$458,796	$102,535	$(247,870)	$313,461
Add back:
Selling, general and administrative	66,118	35,003	179,621	280,742
Cost of revenue adjustments:
Depreciation and amortization(2)	35,753	71,807	24,319	131,879
Amortization of upfront incentive consideration(3)	26,233	—	—	26,233
Stock-based compensation	—	—	9,146	9,146
Adjusted Gross Profit	586,900	209,345	(34,784)	761,461
Selling, general and administrative	(66,118)	(35,003)	(179,621)	(280,742)
Joint venture equity income	1,526	—	—	1,526
Selling, general and administrative adjustments:
Depreciation and amortization(2)	2,453	541	59,853	62,847
Restructuring and other costs (5)	—	—	1,240	1,240
Acquisition-related costs(6)	—	—	624	624
Litigation reimbursements, net(7)	—	—	(1,945)	(1,945)
Stock-based compensation	—	—	13,953	13,953
Adjusted EBITDA	$524,761	$174,883	$(140,680)	$558,964

Operating income margin	37.5%	20.9%	NM	18.4%
Adjusted EBITDA margin	42.9%	35.7%	NM	32.8%

Non-GAAP Financial Measures

We have included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted Net Income from continuing operations per share (Adjusted EPS), Adjusted Capital Expenditures, Free Cash Flow and ratios based on these financial measures.

We define Adjusted Gross Profit as operating income (loss) adjusted for selling, general and administrative expenses, impairment and related charges, amortization of upfront incentive consideration, and the cost of revenue portion of depreciation and amortization, restructuring and other costs, litigation costs, net, and stock-based compensation included in cost of revenue.

We define Adjusted Operating Income as operating income adjusted for joint venture equity income, acquisition-related amortization, restructuring and other costs, acquisition-related costs, litigation (reimbursements) costs, net, and stock-based compensation.

We define Adjusted Net Income as net (loss) income attributable to common stockholders adjusted for income (loss) from discontinued operations, net of tax, net income attributable to noncontrolling interests, acquisition-related amortization, impairment and related charges, loss on extinguishment of debt, other, net, restructuring and other costs, acquisition-related costs, litigation costs (reimbursements), net, stock-based compensation and the tax impact of net income adjustments.

We define Adjusted EBITDA as Adjusted Net Income adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, amortization of upfront incentive consideration, interest expense, net, and remaining provision (benefit) for income taxes.

We define Adjusted EPS as Adjusted Net Income divided by the applicable share count.

We define Adjusted Capital Expenditures as additions to property and equipment and capitalized implementation costs.

We define Free Cash Flow as cash provided by operating activities less cash used in additions to property and equipment.

These non-GAAP financial measures are key metrics used by management and our board of directors to monitor our ongoing core operations because historical results have been significantly impacted by events that are unrelated to our core operations as a result of changes to our business and the regulatory environment. We believe that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance and to evaluate our ability to service debt obligations, fund capital expenditures and meet working capital requirements. Adjusted Capital Expenditures include cash flows used in investing activities, for property and equipment, and cash flows used in operating activities, for capitalized implementation costs. Our management uses this combined metric in making product investment decisions and determining development resource requirements. We also believe that Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted EPS and Adjusted Capital Expenditures assist investors in company-to-

company and period-to-period comparisons by excluding differences caused by variations in capital structures (affecting interest expense), tax positions and the impact of depreciation and amortization expense. In addition, amounts derived from Adjusted EBITDA are a primary component of certain covenants under our senior secured credit facilities.

Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted EPS, Adjusted Capital Expenditures, Free Cash Flow, and ratios based on these financial measures are not recognized terms under GAAP. These non-GAAP financial measures and ratios based on them have important limitations as analytical tools, and should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance or cash flows from operating activities as measures of liquidity. These non-GAAP financial measures and ratios based on them exclude some, but not all, items that affect net income or cash flows from operating activities and these measures may vary among companies. Our use of these measures has limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:

•	these non-GAAP financial measures exclude certain recurring, non-cash charges such as stock-based compensation expense and amortization of acquired intangible assets;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted Gross Profit and Adjusted EBITDA do not reflect cash requirements for such replacements;

•	Adjusted Operating Income, Adjusted Net Income and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;

•
Free Cash Flow removes the impact of accrual-basis accounting on asset accounts and non-debt liability accounts, and does not reflect the cash requirements necessary to service the principal payments on our indebtedness; and

•
Other companies, including companies in our industry, may calculate Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted Capital Expenditures, Adjusted EPS or Free Cash Flow differently, which reduces their usefulness as comparative measures.

Non-GAAP Footnotes

(1)
Net Income attributable to noncontrolling interests represents an adjustment to include earnings allocated to noncontrolling interests held in (i) Sabre Travel Network Middle East of 40%, (ii) Sabre Seyahat Dagitim Sistemleri A.S. of 40%, and (iii) Abacus International Lanka Pte Ltd of 40%.

(2)	Depreciation and amortization expenses:

a.
Acquisition-related amortization represents amortization of intangible assets from the take-private transaction in 2007 as well as intangibles associated with acquisitions since that date and amortization of the excess basis in our underlying equity in joint ventures.

b.	Depreciation and amortization of property and equipment includes software developed for internal use.

c.	Amortization of capitalized implementation costs represents amortization of upfront costs to implement new customer contracts under our SaaS and hosted revenue model.

(3)
Our Travel Network business at times provides upfront incentive consideration to travel agency subscribers at the inception or modification of a service contract, which are capitalized and amortized to cost of revenue over an average expected life of the service contract, generally over three to five years. Such consideration is made with the objective of increasing the number of clients or to ensure or improve customer loyalty. Such service contract terms are established such that the supplier and other fees generated over the life of the contract will exceed the cost of the incentive consideration provided upfront. Such service contracts with travel agency subscribers require that the customer commit to achieving certain economic objectives and generally have terms requiring repayment of the upfront incentive consideration if those objectives are not met.

(4)
In the first quarter of 2017, we recognized a $12 million loss related to debt modification costs associated with our debt refinancing. In the first quarter of 2016, we recognized a gain of $6 million associated with the receipt of an earn-out payment from the sale of a business in 2013. In the third quarter of 2015, we recognized a gain of $86 million associated with the remeasurement of our previously-held 35% investment in Abacus International Pte Ltd and a gain of $12 million related to the settlement of pre-existing agreements between us and AIPL. In addition, other, net includes foreign exchange gains and losses related to the remeasurement of foreign currency denominated balances included in our consolidated balance sheets into the relevant functional currency.

(5)	Restructuring and other costs represent charges associated with business restructuring and associated changes implemented which resulted in severance benefits related to employee terminations, integration and facility opening or closing costs and other business reorganization costs. In the second quarter of 2017, we recorded $25 million charge associated with an announced action to reduce our workforce. This reduction aligns our operations with business needs and implements an ongoing cost and organizational structure consistent with our expected growth needs and opportunities.

(6)	Acquisition-related costs represent fees and expenses incurred associated with the acquisition of the Trust Group and Airpas Aviation.

(7)	Litigation costs (reimbursements), net represent charges and legal fee reimbursements associated with antitrust litigation.

(8)
In the three months ended June 30, 2017 we recorded an impairment charge of $92 million associated with net capitalized contract costs related to an Airline Solutions' customer based on our analysis of the recoverability of such amounts. A formal contract dispute resolution process has commenced, and due to the uncertainty of the ultimate outcome, we have recorded this estimated charge.

(9)
The diluted weighted-average common shares outstanding presented for the three months ended June 30, 2017 differs from GAAP and assumes the inclusion of 1,392,438 common stock equivalents associated with stock options and restricted stock awards. Because we recognized a loss from continuing operations during the three months ended June 30, 2017, the basic weighted-average shares outstanding and the diluted-weighted average shares outstanding are otherwise the same under GAAP.